Exhibit 10.5

SUBSCRIPTION AGREEMENT

TO:      The Directors of TechStackery, Inc. (the “Company”).

The undersigned hereby subscribes for 7,187,500 shares of common stock, par value $0.0001 per share (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

The undersigned agrees to take the Shares subject to the Certificate of Incorporation of the Company and authorizes you to enter the following name and address in the stockholder ledger of the Company:

Name:	ShiftPixy Investments, Inc.

Address:	501 Brickell Key Drive, Suite 300 Miami, FL 33131

ShiftPixy Investments, Inc.

Signed:	/s/ Scott W. Absher
Name:	Scott W. Absher
Title:	Chief Executive Officer
Dated:	February 18, 2021

Accepted:

TechStackery, Inc.

Signed:	/s/ Scott W. Absher
Name:	Scott W. Absher
Title:	Chief Executive Officer
Dated:	February 18, 2021